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                                                                    EXHIBIT 23-1




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 33-52825, 33-52827 and 33-43075 on Form S-8, 33-40424, 33-55665, and 33-57115 on
Form S-3 and Post-Effective Amendment No. 1 to Registration Statement No. 33-21930-99 on Form S-8 of MCN Corporation of our reports dated February 6, 1995, appearing in and incorporated by reference in this Annual Report on Form 10-K of MCN Corporation for the year ended December 31, 1994.



February 28, 1995
Deloitte & Touche LLP
Detroit, Michigan